Exhibit 99.1

ANADARKO ANNOUNCES PRICING OF

$3.0 BILLION OF SENIOR NOTES

HOUSTON, March 14, 2016 - Anadarko Petroleum Corporation (NYSE: APC) today announced it has priced its registered public offering of $3.0 billion aggregate principal amount of senior notes comprised of $800 million 4.85-percent senior notes due 2021, $1.1 billion 5.55-percent senior notes due 2026 and $1.1 billion 6.60-percent senior notes due 2046.

Anadarko expects to close the offering on March 17, 2016, subject to customary closing conditions, and intends to use the net proceeds from the offering to refinance its 5.95-percent senior notes prior to or at maturity in September 2016 and the remaining net proceeds to refinance a portion of its 6.375-percent senior notes prior to or at maturity in September 2017, and in the interim may use such net proceeds for general corporate purposes.

Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering. The offering is being made only by means of a prospectus and related prospectus supplement. An investor may obtain free copies of both the prospectus and related prospectus supplement by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, Anadarko or any underwriter participating in this offering will arrange to send a prospectus as supplemented to an investor, if requested, by contacting Barclays Capital Inc. at 1-888-603-5847 or by emailing barclaysprospectus@broadridge.com or by mail to Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717; Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322 or by emailing dg.prospectus_requests@baml.com or by mail to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Attention: Prospectus Department, 222 Broadway, 11th Floor, New York, New York 10038; or Mizuho Securities USA Inc. at 1-866-271-7403 or by mail to Mizuho Securities USA Inc., Attention: Debt Capital Markets, 320 Park Avenue, New York, New York 10022.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offer is being made only through the prospectus as supplemented, which is part of a shelf registration statement that became effective on Nov. 8, 2013, as amended on June 3, 2015.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2015, the company had approximately 2.06 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release. See “Risk Factors” in the company’s 2015 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

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ANADARKO CONTACTS

MEDIA:

John Christiansen, John.Christiansen@anadarko.com, 832.636.8736

Stephanie Moreland, Stephanie.Moreland@anadarko.com, 832.636.2912

INVESTORS:

John Colglazier, John.Colglazier@anadarko.com, 832.636.2306

Jeremy Smith, Jeremy.Smith@anadarko.com, 832.636.1544

Shandell Szabo, Shandell.Szabo@anadarko.com, 832.636.3977

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